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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                  FORM 8-K/A

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               JANUARY 21, 1999
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               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         CRESTLINE CAPITAL CORPORATION
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            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MARYLAND                    1-14635                  52-2151967
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 (STATE OR JURISDICTION      (COMMISSION FILE NO.)        (IRS EMPLOYER
    OF INCORPORATION)                                  IDENTIFICATION No.)

       10400 FERNWOOD ROAD  BETHESDA, MARYLAND                20817
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              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)

                                (301) 380-9000
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             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                NOT APPLICABLE
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5. Other Events.

        On January 21, 1999, the Compensation Committee of the Board of Directors of Crestline Capital Corporation (the "Company") approved certain changes to the Company's executive compensation and directors' compensation plans. This report is being filed to clarify the amount of certain options awarded to Bruce D. Wardinski, President and Chief Executive Officer, pursuant to the executive compensation plan. Mr. Wardinski received options to purchase 250,000 shares of common stock, which vest over three years and have an exercise price of $14.86 per share, and not options to purchase 375,000 shares on such terms, as previously reported. Descriptions of other previously disclosed awards made under the plans are as previously reported.

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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CRESTLINE CAPITAL CORPORATION

Date: March 23, 1999                    By: /s/ Tracy M.J. Colden
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                                           Tracy M.J. Colden
                                           Senior Vice President, General
                                           Counsel and Secretary